As filed with the Securities and Exchange Commission on September 22, 2022.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Raytheon Technologies Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
06-0570975
(I.R.S. Employer Identification No.)
1000 Wilson Boulevard
Arlington, Virginia 22209
(781) 522-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ramsaran Maharajh, Jr., Esq.
Executive Vice President and General Counsel
Raytheon Technologies Corporation
1000 Wilson Boulevard
Arlington, Virginia 22209
(781) 522-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000
Attention: Joshua R. Cammaker
Benjamin M. Roth

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Debt Securities
Junior Subordinated Debt Securities
Debt Warrants
Currency Warrants
Stock-Index Warrants
Common Stock
Stock Purchase Contracts and
Equity Units
This prospectus may be used to offer from time to time debt securities (which may be convertible into shares of common stock and shall not be subordinated) (the “unsubordinated debt securities”), junior subordinated debt securities (which may be convertible into shares of common stock) (together with the unsubordinated debt securities, the “debt securities”), debt warrants, currency warrants, stock-index warrants (collectively, together with the debt warrants and currency warrants, the “warrants”), common stock, stock purchase contracts and equity units issued by Raytheon Technologies Corporation. The unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units may be offered together or separately and in one or more series, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.
The unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units may be sold directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts or equity units to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “RTX.”
Investing in the offered securities involves risks. See “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
Prospectus dated September 22, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing an automatic shelf registration process. We may use this prospectus to offer, in one or more offerings:
•unsubordinated debt securities;
•junior subordinated debt securities;
•debt warrants;
•currency warrants;
•stock-index warrants;
•common stock;
•stock purchase contracts;
•equity units; and
•any combination of the above.
This prospectus provides you with a general description of the unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units that we may offer. Each time we offer any of these securities, we will describe the specific types, amounts, prices and detailed terms of any of the offered securities in an accompanying prospectus supplement. The specific terms of the offered securities as set forth in any prospectus supplement may vary from the general terms of the securities described in this prospectus. As a result, the summary description of the unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units contained in this prospectus are subject to, and qualified by reference to, the specific terms of the offered securities contained in any accompanying prospectus supplement. Any accompanying prospectus supplement may also add, update or change other information, including information about us, contained in this prospectus. Therefore, for a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:
•this prospectus;
•the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes to information in this prospectus; and
•the documents referred to in “Where You Can Find More Information” for information on us, including our financial statements.

RAYTHEON TECHNOLOGIES CORPORATION
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. Raytheon Technologies Corporation serves commercial and government customers in both the original equipment and aftermarket parts and services segments of the aerospace industry. Its defense business serves both domestic and international customers as a prime contractor or subcontractor on a broad portfolio of defense and related programs for military and government customers. The operations are classified into four principal business segments: Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense, with each segment comprised of groups of similar operations. The principal products and services of each segment are as follows:
•Collins Aerospace Systems. Collins Aerospace Systems (“Collins Aerospace”) is a leading global provider of technologically advanced aerospace and defense products and aftermarket service solutions for aircraft manufacturers, airlines, and regional, business and general aviation, as well as for defense and commercial space operations. Collins Aerospace’s product lines include integrated avionics systems, aviation systems, communications systems, navigation systems, electric power generation, management and distribution systems, environmental control systems, flight control systems, air data and aircraft sensing systems, engine control systems, engine components, engine nacelle systems, including thrust reversers and mounting pylons, interior and exterior aircraft lighting, aircraft seating and cargo systems, evacuation systems, landing systems, including landing gear, wheels and braking systems, hoists and winches, fire and ice detection and protection systems, actuation systems, and propeller systems. Collins Aerospace also designs, manufactures and supports cabin interior, oxygen systems, food and beverage preparation, storage and galley systems, lavatory and wastewater management systems. Collins Aerospace solutions support human space exploration with environmental control and power systems and extravehicular activity suits and support government and defense customer missions by providing airborne intelligence, surveillance and reconnaissance systems, test and training range systems, crew escape systems, and simulation and training solutions. Collins Aerospace also provides connected aviation solutions and services through worldwide voice and data communication networks and solutions. Aftermarket services include spare parts, overhaul and repair, engineering and technical support, training and fleet management solutions, asset management services, and information management services. Collins Aerospace sells aerospace and defense products and services to aircraft manufacturers, airlines and other aircraft operators, the U.S. and foreign governments, defense contractors, maintenance, repair and overhaul providers, and independent distributors around the world.
•Pratt & Whitney. Pratt & Whitney is among the world’s leading suppliers of aircraft engines for commercial, military, business jet and general aviation customers. Pratt & Whitney’s Commercial Engines and Military Engines businesses design, develop, produce and maintain families of large engines for wide- and narrow-body and large regional aircraft for commercial customers and for fighter, bomber, tanker and transport aircraft for military customers. Pratt & Whitney’s small engine business, Pratt & Whitney Canada, is among the world’s leading suppliers of engines powering regional airlines, general and business aviation, as well as helicopters. Pratt & Whitney also produces, sells and services military and commercial auxiliary power units. Pratt & Whitney provides fleet management services and aftermarket maintenance, repair and overhaul services in all of these segments. Pratt & Whitney sells products and services principally to aircraft manufacturers, airlines and other aircraft operators, aircraft leasing companies and the U.S. and foreign governments.
•Raytheon Intelligence & Space. Raytheon Intelligence & Space (“RIS”) is a global leading developer and provider of integrated space, communication and sensor systems for advanced missions, in all domains, and cyber and software solutions to intelligence, defense, federal and commercial customers. These systems and solutions include end-to-end space solutions, data processing systems, multi-domain intelligence solutions, electronic warfare solutions, including high-energy laser weapons systems, secure sensor solutions, command and control systems, modernization services, and advanced cyber analytics, systems defense and services. RIS serves as a prime contractor or major subcontractor on contracts with the U.S. Intelligence Community, U.S. Department of Defense (“DoD”), Department

of Homeland Security, the Federal Aviation Administration, National Aeronautics and Space Administration, and other international and classified customers.
•Raytheon Missiles & Defense. Raytheon Missiles & Defense (“RMD”) is a leading designer, developer, integrator producer and sustainer of integrated air and missile defense systems; defensive and combat solutions; large land- and sea-based radars; ballistic and hypersonic missile defense systems; and naval and undersea sensor solutions for the U.S. and foreign government customers. RMD’s integrated air and missile defense systems include the proven Patriot air and missile defense system and its Lower Tier Air and Missile Defense Sensor, the first in a family of radars known as GhostEye™, as well as next-generation radar systems to defeat advanced threats. Its defensive solutions include counter-unmanned aircraft systems and ship defense systems. Its combat solutions include precision munitions, missiles, hypersonics, high power microwave and other weapons. RMD’s naval and undersea solutions include combat and ship electronic and sensing systems, as well as undersea sensing and effects solutions. Ballistic and hypersonic missile defense systems include portable radar systems and a portfolio of effectors. Its sustainment solutions include maintenance, depot support, training and predictive analytics services. RMD serves as a prime contractor or major subcontractor on numerous programs with the U.S. DoD, including the U.S. Navy, U.S. Army, Missile Defense Agency, and U.S. Air Force, and international governments.
Formerly known as United Technologies Corporation (“UTC”), Raytheon Technologies Corporation was incorporated in Delaware in 1934 and represents the combination of UTC’s aerospace businesses and Raytheon Company through the Separation Transactions and Distributions and Raytheon Merger in April 2020 (each as defined below), as described in more detail below. Unless the context otherwise requires, “RTC,” “we,” “us” or “our” means Raytheon Technologies Corporation. RTC’s principal executive offices are located at 1000 Wilson Boulevard, Arlington, Virginia 22209, telephone (781) 522-3000. RTC’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “RTX.”
On April 3, 2020, UTC completed the separation of its business into three independent, publicly traded companies – UTC, Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”) (such separations, the “Separation Transactions”). UTC distributed all of the outstanding shares of Carrier common stock and all of the outstanding shares of Otis common stock to UTC shareowners who held shares of UTC common stock as of the close of business on March 19, 2020, the record date for the distributions (the “Distributions”) effective at 12:01 a.m., Eastern Time, on April 3, 2020.
On April 3, 2020, following the completion of the Separation Transactions and the Distributions, pursuant to an Agreement and Plan of Merger dated June 9, 2019, as amended, UTC and Raytheon Company completed their all-stock merger of equals transaction (the “Raytheon Merger”). Upon closing of the Raytheon Merger, Raytheon Company became a wholly owned subsidiary of UTC, which changed its name to “Raytheon Technologies Corporation.” See “Where You Can Find More Information” to obtain further information and copies of documents relating to the foregoing.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the Securities and Exchange Commission and incorporated by reference into this prospectus, and in the other documents that are incorporated by reference into this prospectus.
Subsequent to the filing date of our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, the Chinese government has announced sanctions on our Chairman, President and Chief Executive Officer, Gregory Hayes, in response to Congressional notification of potential Foreign Military Sales to Taiwan, which include RTC products and services. To RTC's knowledge, China has not imposed specific sanctions against Mr. Hayes. As previously disclosed, if China were to impose sanctions or take other regulatory action against RTC, our suppliers, affiliates or partners, it could potentially disrupt our business operations. The impact of potential sanctions or other actions by China cannot be determined at this time.
See the section entitled “Where You Can Find More Information” in this prospectus. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our competitive position, results of operations, cash flows and financial condition.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, and any related free writing prospectus contain statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid, and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, costs savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include the risks identified under the heading “Risk Factors” contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. Additional important risks, uncertainties and other factors that may cause such differences are described in RTC’s Annual Report on Form 10-K and Quarterly Reports on 10-Q under the headings “Commitments and Contingencies,” “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Legal Proceedings” and “Cautionary Note Concerning Factors That May Affect Future Results,” as well as the information included in RTC’s Current Reports on Form 8-K filed with the SEC from time to time. Many factors are beyond our ability to control or predict. Accordingly, you should not place undue reliance on such forward-looking statements. The forward-looking statements speak only as of the date of this prospectus, or in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

USE OF PROCEEDS

Except as otherwise provided in an accompanying prospectus supplement, the net proceeds from the sale of the unsubordinated debt securities, junior subordinated debt securities, warrants, common stock, stock purchase contracts and equity units described in this prospectus will be added to our general funds and will be used for our general corporate purposes and those of our consolidated subsidiaries, which may include financing possible acquisitions and repurchases of our stock.
From time to time, we may engage in additional public or private financings of a character and amount that we may deem appropriate.

DESCRIPTION OF DEBT SECURITIES

Each series of debt securities will constitute direct unsecured obligations of RTC. The debt securities will be either unsubordinated debt securities that rank equally with all other unsecured and unsubordinated indebtedness of RTC, or they will be junior subordinated debt securities that will rank junior to all of RTC’s senior indebtedness, as defined below, including any unsubordinated debt securities that may be outstanding from time to time.
The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which these general provisions may apply to that particular series of debt securities.
The Indentures
As required by federal law for all notes and debentures of companies that are publicly offered, the debt securities offered pursuant to this prospectus are governed by a document called an “indenture.” Our unsubordinated debt securities have been or will be issued under an indenture, dated as of May 1, 2001, as amended and restated, between RTC (formerly known as UTC) and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York, which acts as trustee, as it may be supplemented by an officers’ certificate issued pursuant thereto or a supplemental indenture entered into by us and the trustee pursuant thereto from time to time. Our junior subordinated debt securities have been or will be issued under a junior subordinated indenture, dated June 18, 2012, between RTC (formerly known as UTC) and The Bank of New York Mellon Trust Company, N.A. for the junior subordinated notes, as supplemented by an officers’ certificate issued pursuant thereto or a supplemental indenture entered into by us and the trustee pursuant thereto from time to time. The unsubordinated indenture and the junior subordinated indenture are exhibits to the registration statement of which this prospectus forms a part. The unsubordinated indenture and the junior subordinated indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” See “Where You Can Find More Information” for information on how to obtain copies of the indentures.
The following description of the indentures and summaries of some provisions of the indentures do not describe every aspect of the debt securities and are subject, and are qualified in their entirety by reference, to all the provisions of the indentures including definitions of terms used in the indentures. For example, in this section we use some terms that have been given special meaning in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement. If we make no distinction in the following summaries between the unsubordinated debt securities and the junior subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture.
Terms of the Debt Securities to Be Described in the Prospectus Supplement
With respect to either indenture, the particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the indentures which may be applicable in the case of that issue of debt securities, will be described in the applicable prospectus supplement. This description will include, where applicable:
•the title of that issue of debt securities;
•whether the debt securities will be unsubordinated debt securities or junior subordinated debt securities;
•any limit upon the aggregate principal amount of that issue of debt securities and whether we may, without the consent of the holders of that issue of debt securities, issue additional debt securities of the same series;

•the percentage of the principal amount for which that issue of debt securities will be issued;
•the date or dates on which the principal of that issue of debt securities will be payable, or the method by which this date or these dates will be determined or extended;
•the rate or rates (which may be fixed or variable), at which that issue of debt securities will bear interest, if any, or the method by which this rate or these rates will be determined;
•the date or dates from which any interest will accrue, or the method by which this date or these dates will be determined, or, in the case of the junior subordinated indenture, extended, the dates on which payment of any interest will be payable on any registered security and the regular record dates for these interest payment dates and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;
•the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;
•the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands to or upon RTC in respect of debt securities may be served and any registered securities may be surrendered for registration of transfer;
•the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities may be redeemed in whole or in part, at the option of RTC;
•the obligation, if any, of RTC to redeem, repay or purchase that issue of debt securities pursuant to any sinking fund or analogous provision, any mandatory redemption provision or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
•the denominations of the debt securities if other than denominations of $1,000 and integral multiples thereof;
•if other than the entire principal amount, the portion of the principal amount of any debt securities of any series which shall be payable upon declaration of acceleration of the maturity;
•if other than U.S. dollars, the currency, currencies or currency unit or composite currency in which that issue of debt securities will be denominated and/or in which the principal, premium, if any, or interest on that issue of debt securities will be payable;
•whether the debt securities will be convertible into RTC common stock, and, if so, the terms and conditions of conversion;
•whether the amount of payments of principal, premium, if any, or interest on that issue of debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) and the manner in which these amounts will be determined;
•whether RTC or a holder may elect payment of the principal, premium, if any, or interest, if any, on that issue of debt securities in a currency, currencies, currency unit or units or composite currency other than that in which the debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, this election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are to be so payable;
•any deletions from, modifications of or additions to the events of default or covenants of RTC with respect to that issue of debt securities, whether or not these events of default or covenants are consistent with the events of default or covenants contained in the applicable indenture as originally executed;
•whether the provisions of Article Fourteen of the indenture described under “—Defeasance and Covenant Defeasance” apply to that issue of debt securities and any change to those provisions that apply to that issue of debt securities;
•provisions, if any, granting special rights to the holders of that issue of debt securities if any specified events occur;
•the designation of any security registrars, paying agents, depositaries or exchange rate agents for that issue of debt securities;
•whether that issue of debt securities is to be issuable as registered securities, bearer securities or both, whether any debt securities of that issue are to be issuable initially in temporary global form and whether any debt securities of that issue are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange these interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any exchanges of this kind may occur, and whether registered securities may be exchanged for bearer securities (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where exchanges of this kind, if permitted, may be made;
•the person to whom any interest on any registered security will be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for the interest, the manner in which, or the person to whom, any interest on any bearer security will be payable, if otherwise than in exchange for the coupons appertaining to the bearer security as they individually mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;
•if the debt securities of that issue are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
•whether and under what circumstances RTC will pay additional amounts as contemplated by Section 1010 of the indenture on that issue of debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge, including any modification to the definition of “United States person” as contained in the indenture as originally executed, and, if so, whether and on what terms RTC will have the option to redeem the debt securities rather than pay additional amounts;
•the manner in which principal, premium, if any, and interest, if any, will be payable;
•if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or forms of such certificates, documents or conditions;
•the manner in which debt securities of that issue will be transferable; and

•any other terms, conditions, rights and preferences, or limitations on rights and preferences, of that issue of debt securities consistent with the provisions of the applicable indenture.
If any series of debt securities are sold for, are payable in or are denominated in one or more foreign currencies, currency units or composite currencies, applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and such currencies, currency units or composite currencies will be set forth in the applicable prospectus supplement.
The terms, if any, on which debt securities of any series may be convertible into shares of RTC common stock, including conditions upon which conversion or options to convert are contingent, will be described in the applicable prospectus supplement. Those terms will include provisions as to whether conversion is mandatory, at the option of the holder or at the option of RTC. The terms may also include provisions under which the number of shares of RTC common stock to be received by holders upon conversion may be adjusted.
We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either of the indentures. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.
With respect to the junior subordinated indenture, the prospectus supplement may also include, for a particular series of debt securities, our right, if any, and/or obligation, if any, at any time and/or from time to time, during the term of the junior subordinated debt securities of any series, to defer payments of interest on the junior subordinated debt securities of such series and the terms and conditions of such right and/or obligation, if applicable.
Indenture Provisions Relating to the Possible Issuance of One or More Series of Debt Securities
The debt securities will be our direct unsecured general obligations. The indentures allow us to issue either unsubordinated or junior subordinated debt securities from time to time under the applicable indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms (Section 301 of each indenture). Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more different series of debt securities. See “—Trustee” for a discussion of the trustee’s responsibilities if there is more than one trustee under an indenture. If there is more than one trustee under either indenture, the powers and trust obligations of each trustee as described in this prospectus will extend only to the one or more series of debt securities for which it is trustee. The effect of the provisions contemplating that at a particular time there might be more than one trustee acting is that, in that event, those debt securities (whether of one or more than one series) for which each trustee is acting would be treated as if issued under a separate indenture.
With respect to either indenture, debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described under a separate heading in the prospectus supplement relating to any original issue discount securities.
Each indenture provides that in determining whether the holders of the requisite principal amount of debt securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or whether a quorum is present at a meeting of holders of debt securities:
•the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal of that security that would be (or shall have been declared to be) due and payable as of the date of that determination upon acceleration of the maturity of the security;
•the principal amount of a debt security denominated in one or more foreign currencies or currency units will be deemed to be the U.S. dollar equivalent, determined on the date of original issuance of that debt security, of the principal amount or, in the case of an original issue discount security, the U.S.

dollar equivalent, on the date of original issuance of the original issue discount security, of the amount determined as provided in the immediately preceding bullet point;
•the principal amount that will be deemed outstanding of a debt security issued as an indexed security whose terms provide that its principal amount payable at stated maturity may be more or less than principal face amount at original issuance will be deemed to be its principal face amount at original issuance; and
•debt securities owned by RTC or any affiliate of RTC will be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities that the trustee knows to be so owned will be disregarded (Section 101 of each indenture).
Denominations, Registration and Transfer
Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The indentures also provide that debt securities of a series may be issuable in global form. Unless otherwise indicated in any applicable prospectus supplement, bearer securities will have interest coupons attached (Sections 201, 203 of each indenture).
Unless otherwise provided in the applicable prospectus supplement:
•registered securities denominated in U.S. dollars, other than registered securities issued in global form, will be issued in denominations of $1,000 and any integral multiple thereof;
•registered securities issued in global form may be issued in any denomination;
•bearer securities denominated in U.S. dollars, other than bearer securities issued in global form, will be issued in denominations of $5,000; and
•bearer securities issued in global form may be issued in any denomination (Section 302 of each indenture).
Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If provided in any applicable prospectus supplement, bearer securities, with all unmatured coupons, except as provided in the following sentence, and all matured coupons in default, of a particular series may be converted into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in a permitted exchange for registered securities during the period (1) on and from a regular record date and before the opening of business at the appropriate office or agency on the relevant interest payment date or (2) on and from a special record date and before the opening of business at the appropriate office or agency on the related proposed date for payment of defaulted interest, will be surrendered without the coupon relating to that interest payment date or proposed date for payment of interest. Interest to be paid on that interest payment date or proposed date of payment will not be payable in respect of the registered security issued in exchange for the bearer security. Instead, the interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Unless otherwise specified in any applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities (Section 305 of each indenture).
Debt securities may be presented for exchange or conversion as provided above, and registered securities may be presented for registration of transfer, at the corporate trust office of the trustee or at the office of any transfer agent designated by RTC for this purpose with respect to any series of debt securities and referred to in any applicable prospectus supplement. Registered securities presented for registration of transfer must be presented with a duly executed form of transfer.

Each registered security will specify the proper form of transfer. No service charge will be made for any transfer or exchange of the debt securities, but RTC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange (Section 305 of each indenture). Any transfer, conversion or exchange will be effected if the trustee or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents initially designated by RTC with respect to any series of debt securities in addition to the trustee, RTC may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, except that:
•if debt securities of a series are issuable solely as registered securities, RTC will be required to maintain a transfer agent in each place of payment for that series; and
•if debt securities of a series may be issuable as both registered securities and as bearer securities, RTC will be required to maintain a transfer agent in a place of payment for that series located outside the United States, in addition to the trustee.
RTC may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002 of each indenture).
With respect to debt securities of any series, RTC will not be required to:
•issue, register the transfer of, exchange or convert debt securities of any series during a period beginning at the opening of business 15 days before any debt securities of that series are selected to be redeemed and ending at the close of business on:
(a)    if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption;
(b)    if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption; or
(c)    if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; or
•register the transfer of or exchange any portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part;
•exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption; or
•issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid (Section 305 of each indenture).
Payment, Paying Agents and Exchange Rate Agents
Unless otherwise provided in any applicable prospectus supplement, principal, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of one or more paying agents outside the United States as RTC may designate from time to time (Section 1002 of each indenture). At the option of the holder, payment of interest on bearer securities also may be made by transfer to an account maintained by the payee with a bank located outside the United States (Section 307 of each indenture). Unless otherwise provided in any applicable prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of the individual coupons for the interest installments as the coupons mature (Section 1001 of each indenture). Unless otherwise provided in any applicable prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of RTC in the

United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal, premium, if any, and interest, if any, on bearer securities payable in dollars will be made at the office of RTC’s paying agent in The City of New York if, but only if, payment of the full amount of principal, premium, if any, and interest, if any, in dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions (Section 1002 of each indenture).
Unless otherwise provided in any applicable prospectus supplement, principal, premium, if any, and interest, if any, on registered securities will be payable at any office or agency to be maintained by RTC in The City of New York, except that at the option of RTC interest may be paid:
•by check mailed to the address of the person entitled to the interest as that address appears in the security register; or
•by wire transfer to an account maintained by the person entitled to the interest as specified in the security register (Sections 307 and 1002 of each indenture).
Unless otherwise provided in any applicable prospectus supplement, payment of any installments of interest on any registered security will be made to the person in whose name the registered security is registered at the close of business on the regular record date for interest (Section 307 of each indenture).
Any paying agent in the United States and any paying agent outside the United States initially designated by RTC for the debt securities will be named in any applicable prospectus supplement. RTC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However:
•if debt securities of a series are issuable only as registered securities, RTC will be required to maintain a paying agent in each place of payment for that series;
•if debt securities of a series are also issuable as bearer securities, RTC will be required to maintain:
(a)    a paying agent in The City of New York for payments with respect to any registered securities of that series and for payments with respect to bearer securities of that series in the limited circumstances described above, but not otherwise; and
(b)    a paying agent in a place of payment located outside the United States where debt securities of that series and any coupons appertaining to the securities may be presented and surrendered for payment; and
•if the debt securities of a series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and that stock exchange so requires, RTC will maintain a paying agent in Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of that series (Section 1002 of each indenture).
Unless otherwise provided in any applicable prospectus supplement, RTC will maintain with respect to any series of debt securities denominated or payable in one or more foreign currencies, currency units or composite currencies one or more exchange rate agents to make the foreign exchange determinations as are or may be specified in this prospectus and the applicable prospectus supplement (Sections 313 and 1002 of each indenture).
All moneys paid by RTC to the trustee or a paying agent for the payment of principal, premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after the principal, premium or interest becomes due and payable will be repaid to RTC, and the holder of the debt security or any related coupon will thereafter look only to RTC for payment of these amounts (Section 1003 of each indenture).

The Indentures Do Not Limit RTC’s Indebtedness, Prevent Dividends or Generally Prevent Highly Leveraged Transactions
The indentures do not
•limit the amount of unsecured indebtedness which RTC or any subsidiary may incur; or
•limit the payment of dividends by RTC or its acquisition of any of its equity securities.
When we say “subsidiary,” we mean any corporation of which at the time of determination RTC, directly and/or indirectly through one or more subsidiaries, owns more than 50% of the shares of voting stock (Section 101).
Except as may be included in a supplemental indenture to the applicable indenture covering a specific series of offered debt securities and described in the applicable prospectus supplement and except for the covenants described below under “—Liens,” “—Sales and Leasebacks” and “—Restriction on Merger and Sales of Assets,” there are no covenants or any other provisions which may afford holders of debt securities protection in the event of a highly leveraged transaction which may or may not result in a change of control of RTC.
Restriction on Merger and Sales of Assets
Under each indenture, RTC may not consolidate with or merge into any other corporation, or convey, lease or transfer its properties and assets substantially as an entirety to any person, unless all three of the following conditions are satisfied:
•immediately after the transaction, no event of default (or event which with notice or lapse of time, or both, would be an event of default) with respect to the debt securities will have happened and be continuing;
•the corporation formed by the consolidation or into which RTC is merged or the person which will have received the transfer or lease of RTC’s properties and assets will assume RTC’s obligation for the due and punctual payment of the principal, premium, if any, and interest (including all additional amounts, if any, payable as contemplated by Section 1010 of the applicable indenture) on the debt securities and the performance and observance of every covenant to be performed by RTC under the applicable indenture, and will be organized under the laws of the United States of America, one of the States thereof or the District of Columbia; and
•RTC has delivered to the trustee an officer’s certificate and opinion of counsel, each stating that the transaction complies with these conditions (Section 801).
In the event of any conveyance or transfer, except in the case of a lease, described in and complying with the three conditions listed in the immediately preceding paragraph, RTC would be discharged from all obligations and covenants under the indentures and the debt securities, and could be dissolved and liquidated (Section 802).
In addition, with respect to the unsubordinated debt securities, if any principal property of RTC or of any wholly-owned domestic manufacturing subsidiary, or any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary, would become subject to any lien, the unsubordinated debt securities outstanding will be secured, as to that principal property, equally and ratably with or prior to, the debt which upon the transaction would become secured by the lien unless RTC or the wholly-owned domestic manufacturing subsidiary could create the lien under the indenture without equally and ratably securing the unsubordinated debt securities. For the purpose of providing the equal and ratable security referred to in the preceding sentence, the outstanding principal amount of original issue discount securities and indexed securities will mean that amount which would at the time of providing the security be due and payable pursuant to Section 502 of the unsubordinated indenture and the terms of the original issue discount securities and indexed securities upon their acceleration, and the extent of the equal and ratable security will be adjusted, to the extent permitted by law, as and when this amount changes over time pursuant to the terms of such original issue discount securities and indexed securities (Sections 502 and 803 of the unsubordinated debt indenture). See “—Events of Default” for further information about acceleration of original issue discount securities and indexed securities.
Defeasance and Covenant Defeasance
Each of the indentures provide that, if the provisions of Article Fourteen are made applicable without modification to the debt securities of or within any series and any related coupons pursuant to Section 301 of the applicable indenture, RTC may elect either “defeasance” or “covenant defeasance” as described below:
•“defeasance” means that RTC may elect to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, except for the obligation to pay additional amounts, if any, upon the occurrence of specified events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of the debt securities and any related coupons and to hold moneys for payment in trust;
•“covenant defeasance” means that RTC may elect to be released from its obligations with respect to the debt securities and any related coupons that are described under “—Liens” and “—Sales and Leasebacks,” or, if provided pursuant to Section 301 of the applicable indenture, its obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities and any related coupons.
To elect either defeasance or covenant defeasance under either indenture, RTC must irrevocably deposit with the trustee or another qualifying trustee, in trust, an amount in such currency, currencies or currency units in which the applicable debt securities are payable, or government obligations (as defined below), which through the payment of principal and interest in accordance with the terms of the government obligations will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the outstanding debt securities and any related coupons, and any mandatory sinking fund or analogous payments on them, on the scheduled due dates for them.
This amount must be deposited in the currency, currencies or currency unit in which the debt securities and any related coupons are then specified as payable at stated maturity, and/or government obligations applicable to the debt securities and any related coupons. This applicability will be determined on the basis of the currency or currency unit in which the debt securities are then specified as payable at stated maturity. If so specified in any applicable prospectus supplement, a trust of this kind may only be established if, among other things, RTC has delivered to the applicable trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after April 1, 1990 pursuant to the unsubordinated debt indenture, and since June 18, 2012 pursuant to the junior subordinated indenture, respectively.
Unless otherwise specified in any applicable prospectus supplement, “government obligations” means securities which are:
•direct obligations of the government which issued the currency in which the debt securities are payable; or
•obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the debt securities of the applicable series are payable, the payment of which is unconditionally guaranteed by that government, which, in either case, are full faith and credit obligations of that government payable in that currency and are not callable or redeemable at the option of the issuer of the obligations and will also include specified depository receipts issued by a bank or trust company as custodian with respect to any government obligation of this kind (Section 101 and Article Fourteen).
Unless otherwise provided in any applicable prospectus supplement, if, after RTC has deposited funds and/or government obligations to effect defeasance with respect to any debt securities:
•the holder of a debt security is entitled to, and does, elect pursuant to the terms of the debt security to receive payment in a currency or currency unit other than that in which the deposit has been made in respect of the debt security; or
•the currency or currency unit in which the deposit has been made in respect of the debt security ceases to be used by its government of issuance;
then the indebtedness represented by the debt security and any related coupons will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal, premium, if any, and interest, if any, on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency or currency unit in which the debt security becomes payable as a result of the holder’s election or the government’s cessation of usage based on the applicable market exchange rate (as defined in the prospectus supplement relating to the debt security) for that currency or currency unit in effect on the second business day prior to each payment date, except that with respect to a cessation of usage of the currency or currency unit by its government of issuance which results in current exchange rates no longer being available, the conversion will be based on the applicable market exchange rate for the currency or currency unit (as nearly as possible) in effect at the time of cessation (Section 1405). Unless otherwise provided in any applicable prospectus supplement, all payments of principal, premium, if any, and interest, if any, on any debt security that is payable in a foreign currency or currency unit that ceases to be used by its government of issuance will be made in U.S. dollars (Section 312).
If RTC effects covenant defeasance with respect to any debt securities and any related coupons and the debt securities and any related coupons are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under “—Events of Default” with respect to Sections 1008 and 1009 of the unsubordinated indenture (which sections would no longer be applicable to the debt securities or any related coupons) or described in the third or fifth bullet point under “—Events of Default” with respect to any other covenant with respect to which there has been defeasance, the amount of cash and the amounts of principal and interest payable on the government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities and any related coupons at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities and any related coupons at the time of the acceleration resulting from the event of default. However, RTC would remain liable to make payment of the amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.
Modification and Waiver
Under each indenture, modifications and amendments may be made by RTC and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of outstanding debt securities which are affected by the modification or amendment. However, the consent of the holder of each debt security affected by the modification or amendment is required for any modification or amendment that would, among other things:
•change the stated maturity of principal of, or any installment of interest or premium, if any, on, or change the obligation of RTC to pay any additional amounts as contemplated by Section 1010 of the indenture on, any security;
•reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, any security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the original issue discount security or would be provable in bankruptcy;
•change the place of payment where, or the coin, currency, currencies, currency unit or composite currency in which payment of principal, premium, if any, or interest on any security is payable;
•impair the right to institute suit for the enforcement of any payment on or with respect to any security;
•reduce the above stated percentage of holders of debt securities necessary to modify or amend the applicable indenture or to consent to any waiver under the applicable indenture; or
•modify the foregoing requirements or the provisions of the indenture related to waiver of certain covenants or waiver of past defaults (Section 902).
Each indenture permits the holders of at least a majority in aggregate principal amount of outstanding debt securities to waive compliance by RTC with some of the restrictions described under “—Restriction on Merger and Sales of Assets” and compliance with specified other covenants of RTC contained in the applicable indenture (Section 1011), including, in the case of the unsubordinated indenture, the restrictions described in this prospectus under “—Liens” and “—Sales and Leasebacks.”
Each indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities (Section 1501). A meeting may be called at any time by the trustee, and also, upon request, by RTC or the holders of at least 10% in principal amount of the debt securities of that series outstanding. If a meeting is called, notice must be given as provided in the applicable indenture (Section 1502). Except for any consent which must be given by the holder of each debt security affected by a modification or amendment of the applicable indenture, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series; provided, however, that any resolution with respect to any consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the debt securities of a series may be adopted at a meeting or adjourned meeting at which a quorum is present only by the affirmative vote of that specified percentage in principal amount of the debt securities of that series; and provided, further, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the debt securities of a series, the persons holding or representing that specified percentage in principal amount of the debt securities of the series will constitute a quorum (Section 1504).
Events of Default
Each indenture defines an “event of default” with respect to any series of debt securities as being any one of the following events:
•default in the payment of any interest upon any debt security of the series and any related coupon when due, continued for 30 days;
•default in the payment of the principal of, or premium, if any, on a debt security of the series at its maturity;

•default in the performance of any other covenant of RTC in the applicable indenture, continued for 60 days after written notice as provided in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of series of debt securities other than the series in question or a covenant default the performance of which would be covered by the fifth bullet point below;
•certain specified events in bankruptcy, insolvency or reorganization; and
•any other event of default provided with respect to debt securities of the series.
No event of default provided with respect to a particular series of debt securities, except as to events described in the third and fourth bullet points above, necessarily constitutes an event of default with respect to any other series of debt securities (Section 501).
If an event of default described in the first, second or fifth bullet point above with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, or, if the debt securities of that series are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. If an event of default described in the third or fourth bullet point above occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of all the debt securities then outstanding may declare the principal amount of all of the outstanding debt securities to be due and payable immediately, or, if any indenture securities are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to outstanding debt securities of a series (or of all outstanding debt securities, as the case may be) has been made, but before a judgment or decree for payment of the money has been obtained by the trustee as provided in the applicable indenture, the holders of a majority in principal amount of outstanding debt securities of that series or of all outstanding debt securities, as the case may be, may, subject to specified conditions, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal or specified portion of accelerated principal, with respect to outstanding debt securities of the series or of all outstanding debt securities, as the case may be, have been cured or waived as provided in the applicable indenture (Section 502). Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of a series or of all outstanding debt securities, as the case may be, may, subject to specified limitations, waive any past default and its consequences (Section 513). The prospectus supplement relating to any series of debt securities which are original issue discount securities or indexed securities will describe the particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities or indexed securities upon the occurrence and continuation of an event of default.
In case an event of default with respect to the debt securities of a series has occurred and is continuing, the trustee will be obligated to exercise those rights and powers vested in it by the applicable indenture with respect to the series that a prudent person would exercise and to use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of his or her own affairs (Section 601).
Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the applicable indenture at the request, order or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity (Section 603). Subject to these provisions for the indemnification of the trustee and specified limitations contained in the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of a series or of all outstanding debt securities, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee (Section 512).
RTC will be required to furnish to the applicable trustee annually a statement as to the fulfillment by RTC of all of its obligations under the applicable indenture (Section 1004).

Governing Law
Each indenture and the applicable debt securities will be governed and construed in accordance with the law of the State of New York.
Trustee
Under each indenture, the trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to the series (Section 610). If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee (Section 611), and any action described in this prospectus to be taken by the “trustee” may then be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
Listing
Unless otherwise provided in any applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Provisions Applicable Solely to Unsubordinated Debt Securities
Liens
Under the unsubordinated indenture, so long as any unsubordinated debt securities are outstanding:
•RTC will not itself, and will not permit any wholly-owned domestic manufacturing subsidiary to, create, incur, issue or assume any debt secured by any lien on any principal property owned by RTC or any wholly-owned domestic manufacturing subsidiary; and
•RTC will not itself, and will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary.
When we say “wholly-owned domestic manufacturing subsidiary” we mean any subsidiary of which, at the time of determination, RTC directly and/or indirectly owns all of the outstanding capital stock (other than directors’ qualifying shares) and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary:
•which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States; or
•which is engaged primarily in the finance business including, without limitation, financing the operations of, or the purchase of products which are products of or incorporate products of, RTC and/or its subsidiaries; or
•which is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing (Section 101).
When we say “debt,” we mean notes, bonds, debentures or other similar evidence of indebtedness for money borrowed (Section 1008).
When we say “liens,” we mean pledges, mortgages, liens, encumbrances and other security interests (Section 1008).

When we say “principal property,” we mean any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures constituting a part of the manufacturing plant or warehouse, owned by RTC or any wholly-owned domestic manufacturing subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of consolidated net tangible assets, other than any manufacturing plant or warehouse or any portion of the manufacturing plant or warehouse or any fixture:
•which is financed by industrial development bonds; or
•which, in the opinion of the board of directors of RTC, is not of material importance to the total business conducted by RTC and its subsidiaries, taken as a whole (Section 101).
However, any of the actions described in the first two bullet points under “—Liens” above may be taken if
•the unsubordinated debt securities are equally and ratably secured; or
•the aggregate principal amount of the secured debt then outstanding plus the attributable debt of RTC and its wholly-owned domestic manufacturing subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when RTC first issues securities pursuant to the unsubordinated indenture, other than transactions that are permitted as described in the second bullet point under “—Sales and Leasebacks,” would not exceed 10% of consolidated net tangible assets.
When we say “attributable debt,” we mean, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount of attributable debt is to be determined, the total net amount of rent required to be paid by the person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension options held by the lessee and excluding amounts on account of maintenance and repairs, services, taxes and similar charges, and contingent rents), discounted from the respective due dates of the payments under the lease to the date of determination at the rate of 15% per annum, compounded monthly (Section 101).
When we say “consolidated net tangible assets,” we mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting:
•all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed; and
•all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of RTC and its subsidiaries and computed in accordance with accounting principles generally accepted in the United States of America (Section 101).
This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:
•liens existing as of the date when RTC first issued securities pursuant to the applicable indenture;
•liens existing on any property of or shares of stock or debt of any corporation at the time it became or becomes a wholly-owned domestic manufacturing subsidiary, or arising after that time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a wholly-owned domestic manufacturing subsidiary and (b) pursuant to contractual commitments entered into before the corporation became a wholly-owned domestic manufacturing subsidiary;

•liens on property (including shares of stock or debt of a wholly-owned domestic manufacturing subsidiary) existing at the time of acquisition and certain purchase money or similar liens;
•liens to secure specified exploration, drilling, development, operation, construction, alteration, repair or improvement costs;
•liens securing debt owing by a subsidiary to RTC or to a wholly- owned domestic manufacturing subsidiary;
•liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts;
•materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business and which are not overdue or which are being contested in good faith in appropriate proceedings;
•liens arising from any judgment, decree or order of any court or in connection with legal proceedings or actions at law or in equity; and
•certain extensions, substitutions, replacements or renewals of the foregoing.
In addition, production payments and other financial arrangements with regard to oil, gas and mineral properties are not deemed to involve liens securing debt (Section 1008).
Sales and Leasebacks
So long as any unsubordinated debt securities are outstanding under the unsubordinated indenture, RTC will not, and will not permit any wholly-owned domestic manufacturing subsidiary to, enter into any sale and leaseback transaction after the date when RTC first issued securities pursuant to the unsubordinated indenture, covering any principal property, which was or is owned or leased by RTC or a wholly-owned domestic manufacturing subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.
However, a sale and leaseback transaction of this kind will not be prohibited if:
•attributable debt of RTC and its wholly-owned domestic manufacturing subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when RTC first issued securities pursuant to the unsubordinated indenture (other than sale and leaseback transactions that are permitted as described in the next bullet point), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the unsubordinated debt securities, would not exceed 10% of the consolidated net tangible assets;
•an amount equal to the greater of the net proceeds of the sale or transfer or the fair market value of the principal property sold or transferred (as determined by RTC) is applied within 120 days to the voluntary retirement of the unsubordinated debt securities or other indebtedness of RTC (other than indebtedness subordinated to the unsubordinated debt securities) or indebtedness of a wholly-owned domestic manufacturing subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;
•the lease is for a temporary period not exceeding three years; or
•the lease is with RTC or another wholly-owned domestic manufacturing subsidiary (Section 1009).

Provisions Applicable Solely to Junior Subordinated Debt Securities
General
Our junior subordinated debt securities have been or will be issued under the junior subordinated indenture. Holders of junior subordinated debt securities should recognize that contractual provisions in the junior subordinated indenture may prohibit us from making payments on these securities, as further described below. The junior subordinated debt securities rank on an equal basis with certain of our other junior subordinated debt that may be outstanding from time to time and rank junior to all of our senior indebtedness, as defined below, including any unsubordinated debt securities that may be outstanding from time to time.
If we issue junior subordinated debt securities, the aggregate principal amount of senior indebtedness, as defined below, outstanding as of a recent date will be set forth in the applicable prospectus supplement. Neither the unsubordinated nor the junior subordinated indenture restricts the amount of unsubordinated indebtedness that we may incur.
Subordination
The payment of the principal of, and premium, if any, and interest on the junior subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness, as defined below.
Subject to the qualifications described below, the term “senior indebtedness” is defined in the junior subordinated indenture to include principal, premium, interest, penalties, fees and any other payment in respect of any of the following, whether presently existing or from time to time thereafter incurred, created, assumed or existing:
•all indebtedness of RTC for borrowed money (other than indebtedness issued pursuant to the junior subordinated indenture), including, without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds and similar instruments;
•all obligations of RTC under synthetic leases, financing leases and capitalized leases;
•all of RTC’s reimbursement obligations under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of RTC;
•any obligations of RTC with respect to derivative contracts, including but not limited to commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates;
•all obligations of the types referred to in the preceding bullet points of others, the payment of which RTC has assumed, guaranteed or otherwise becomes liable for, under any agreement;
•all obligations of the types referred to in the preceding bullet points (other than the immediately preceding bullet point) of others which is secured by any lien on any property or assets of RTC (whether or not that obligation has been assumed by RTC); and
•amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness (Section 101 of the junior subordinated indenture).
The junior subordinated debt securities rank senior to all of our equity securities, including any preferred stock we may issue in the future.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) trade obligations incurred in the ordinary course of business and (2) any indebtedness or obligation which by its terms expressly provides that such indebtedness or obligation is not superior in right of payment to or is made equal in rank and payment with the junior subordinated debt securities of any series (Section 101 of the junior subordinated indenture).
The junior subordinated indenture provides that, unless all amounts due to the holders of senior indebtedness have been paid in full, or provision has been made to make these payments in full, the holders of the junior subordinated indebtedness shall not be entitled to payment or other distributions in the following circumstances (subject to certain exceptions set forth in the junior subordinated indenture):
•any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of RTC or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of RTC, whether or not involving insolvency or bankruptcy;
•a default in the payment of principal, interest or other monetary amounts with respect to any senior indebtedness, beyond the period of grace, if any, in respect thereof, and such default shall not have been cured or waived or shall not have ceased to exist; or
•the maturity of any senior indebtedness shall have been accelerated because of an event of default (other than a default described in the immediately preceding bullet point) in respect of any senior indebtedness (Section 1702 of the junior subordinated indenture).
A consolidation of RTC with, or the merger of RTC into, another corporation or the liquidation or dissolution of RTC following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation on the terms and conditions provided in the junior subordinated indenture and above under “—Restriction on Merger and Sale of Assets” will not be deemed a liquidation, dissolution, reorganization or winding-up for the purposes of these subordination provisions if such other corporation, as part of such consolidation, conveyance, merger or transfer, complies with the conditions set forth in the junior subordinated indenture (Section 1702 of the junior subordinated indenture).
For purposes of the subordination provisions contained in the junior subordinated indenture, the words “cash, property or securities” will not be deemed to include shares of stock of RTC as reorganized or readjusted, or securities of RTC or any other corporation provided for by a plan of reorganization or readjustment which are subordinate in right of payment to all senior indebtedness of RTC which may at the time be outstanding to the same extent as, or to a greater extent than, the junior subordinated securities are so subordinated as provided in the junior subordinated indenture (Section 1702 of the junior subordinated indenture).
Notwithstanding the foregoing subordination provisions, we may make payments or distributions on the junior subordinated debt securities of any series so long as:
•the payments or distributions consist of shares of stock of RTC as reorganized or readjusted or securities issued by RTC or another company in connection with a plan of reorganization or readjustment; and
•payment on those securities is subordinate to all senior indebtedness that may be outstanding at the time to the same extent as, or to a greater extent than, provided in the subordination provisions of such junior subordinated debt securities.
If the holders of junior subordinated debt securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of junior subordinated debt securities will have to repay that amount to the holders of the senior indebtedness or to their representative or to the trustee under any indenture for any such senior indebtedness (Section 1702 of the junior subordinated indenture).

Subrogation
After the payment in full of all senior indebtedness or the provision for such payment in accordance with the terms of the senior indebtedness, the holders of the junior subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the junior subordinated debt securities are paid in full. These provisions of the junior subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the junior subordinated debt securities and the holders of the senior indebtedness. Nothing contained in the junior subordinated indenture is intended to impair our absolute obligation to pay the principal of and interest on the junior subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the junior subordinated debt securities and our creditors other than the holders of senior indebtedness. These subrogation provisions of the junior subordinated indenture will not prevent the holder of any junior subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above (Sections 1704 and 1705 of the junior subordinated indenture).

DESCRIPTION OF DEBT WARRANTS

RTC may issue warrants for the purchase of debt securities. Debt warrants may be issued separately or together with debt securities, currency warrants (which are described under “Description of Currency Warrants”) or stock-index warrants (which are described under “Description of Stock-Index Warrants”).
We will issue any series of debt warrants under a separate debt warrant agreement to be entered into between RTC and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the prospectus supplement relating to that series. A form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of debt warrant agreement.
The following description of the debt warrant agreements and the debt warrant certificates and summaries of some provisions of the debt warrant agreements and the debt warrant certificates do not describe every aspect of the debt warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable debt warrant agreements and the debt warrant certificates, including definitions of terms used in the debt warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the debt warrant agreements. We also include references in parentheses to some sections of the debt warrant agreements. Whenever we refer to particular sections or defined terms of the debt warrant agreements in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement.
Terms of the Debt Warrants to Be Described in the Prospectus Supplement
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:
•the initial offering price;
•the currency or currency unit in which the price for the debt warrants is payable;
•the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
•the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;
•if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and
•any other terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement (Section 3.01). Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture (Section 4.01).
Exercise of Debt Warrants
Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement (Sections 2.01 and 2.03). Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by RTC, unexercised debt warrants will become void (Section 2.02).
Debt warrants may be exercised as set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, RTC will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants (Section 2.03).
If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you. See “Legal Ownership” for a general description of the procedures and rights applicable to indirect owners of debt warrants.
Modifications
The debt warrant agreement may be amended by RTC and the debt warrant agent, without the consent of the holder of any debt warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that RTC may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of debt warrant certificates in any material respect (Section 6.03). RTC and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then-outstanding unexercised debt warrants affected. However, any modification or amendment that increases the exercise price, shortens the period of time during which the debt warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the debt warrants or reduces the number of debt warrants the consent of whose owners is required for modification or amendment of the debt warrant agreement or the terms of the debt warrants may be made only with the consent of the owners affected by the modification or amendment.
Merger, Consolidation, Sale or Other Dispositions
Under the debt warrant agreement, RTC may, to the extent permitted in the applicable indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of RTC, the successor or assuming corporation will succeed to and be substituted for RTC, with the same effect as if it had been named in the debt warrant agreement and in the debt warrants as RTC. RTC will then be relieved of any further obligation under the debt warrant agreement or under the debt warrants (Sections 6.01 and 6.02).

Enforceability of Rights; Governing Law
The debt warrant agent will act solely as an agent of RTC in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants (Section 5.02). The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against RTC suitable to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates (Section 4.02). Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the applicable debt warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.07).

DESCRIPTION OF CURRENCY WARRANTS

RTC may issue warrants to receive from RTC the cash value in U.S. dollars of the right to purchase or to sell the foreign currencies or units of two or more foreign currencies that will be designated by RTC at the time of offering. Currency warrants may be issued:
•in the form of currency put warrants, entitling their owners to receive from RTC the currency warrant cash settlement value (as defined under “Terms of the Currency Warrants to Be Described in the Prospectus Supplement” below) in U.S. dollars of the right to sell a specified foreign base currency or currency unit or units for a specified amount of U.S. dollars;
•in the form of currency call warrants, entitling their owners to receive from RTC the currency warrant cash settlement value in U.S. dollars of the right to purchase a specified amount of a base currency for a specified amount of U.S. dollars; or
•in any other form that is specified in the applicable prospectus supplement.
Currency warrants may be issued separately or together with debt securities, debt warrants or stock-index warrants.
A currency warrant will be settled only in U.S. dollars and accordingly will not require or entitle an owner to sell, deliver, purchase or take delivery of any other currency or currency unit.
We will issue any series of currency warrants under a separate currency warrant agreement to be entered into between RTC and one or more banks or trust companies, as currency warrant agents, all as will be described in the prospectus supplement relating to that series. A form of currency warrant agreement, including a form of currency warrant certificate representing the currency warrants, is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of currency warrant agreement.
The following description of the currency warrant agreements and the currency warrant certificates and summaries of some provisions of the currency warrant agreements and the currency warrant certificates do not describe every aspect of the currency warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable currency warrant agreements and the currency warrant certificates, including definitions of terms used in the currency warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the currency warrant agreements. We also include references in parentheses to some sections of the currency warrant agreements. Whenever we refer to particular sections or defined terms of the currency warrant agreements in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement.
Terms of the Currency Warrants to Be Described in the Prospectus Supplement
The particular terms of each issue of currency warrants, the currency warrant agreement relating to the currency warrants and the currency warrant certificates representing the currency warrants will be described in the applicable prospectus supplement. This description will include:
•the aggregate amount of the currency warrants;
•the initial offering price;
•whether the currency warrants shall be currency put warrants, currency call warrants, or otherwise;
•the formula for determining the currency warrant cash settlement value, if applicable, of each currency warrant;

•the procedures and conditions relating to the exercise of the currency warrants;
•the circumstances which will cause the currency warrants to be deemed to be automatically exercised;
•any minimum number of currency warrants which must be exercised at any one time, other than upon automatic exercise;
•the date on which the right to exercise the currency warrants will commence and the date on which the right will expire;
•the identity of the currency warrant agent;
•if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the currency warrants; and
•any other terms of the currency warrants.
If the currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar upon exercise, will determine, together with the strike price, whether the currency warrants have a cash settlement value on any given day prior to their expiration. The strike price for a currency warrant will be the amount of the base currency that the holder has the right to sell, in the case of a currency put warrant, or purchase, in the case of a currency call warrant, in exchange for one U.S. dollar. The currency warrants are expected to be “out-of-the-money” (i.e., the cash settlement value will be zero) when initially sold and will be “in-the-money” (i.e., the cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the strike price or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent that one U.S. dollar is worth less than the strike price.
The “exercise date” of the currency warrants will be defined in the applicable prospectus supplement. “Cash settlement value” on an exercise date of currency put warrants is an amount which is the greater of:
•zero; and
•an amount calculated as follows:

constant	-	(constant x strike price)
spot rate.

The cash settlement value on an exercise date of currency call warrants is an amount which is the greater of:
•zero; and
•an amount calculated as follows:

(constant x strike price)
spot rate.	-	constant.

The constant will be a specified fixed amount, for example, 50. The spot rate means the spot exchange rate of the base currency for U.S. dollars on the exercise date.

Exercise of Currency Warrants
Unless otherwise provided in the applicable prospectus supplement, each currency warrant will entitle the beneficial owner to the cash settlement value of the currency warrant on the applicable exercise date, in each case as these terms will further be defined in the applicable prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the fifth business day preceding the expiration date, currency warrants will be deemed automatically exercised on the expiration date (Section 2.03). Currency warrants may also be deemed to be automatically exercised if they are delisted. Procedures for exercise of the currency warrants will be set out in the applicable prospectus supplement. In addition, if you hold your interest in a currency warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the currency warrant to determine how these provisions will apply to you. See “Legal Ownership” for a general description of the procedures and rights that may be applicable to indirect owners of currency warrants.
Listing
Unless otherwise provided in any applicable prospectus supplement, each issue of currency warrants will be listed on a national securities exchange as specified in that prospectus supplement, subject only to official notice of issuance, as a precondition to the sale of any of the currency warrants. If the currency warrants are delisted from, or permanently suspended from trading on, that exchange, and, at or before the delisting or suspension, the currency warrants have not been listed on another national securities exchange, currency warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The cash settlement value to be paid if the currency warrants are thus deemed automatically exercised will be as described in the applicable prospectus supplement. RTC will notify holders of currency warrants as soon as practicable of the delisting or permanent trading suspension. The applicable currency warrant agreement will contain a covenant of RTC not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the exchange on which they are listed (Section 2.04).
Modifications
The currency warrant agreement and the terms of the currency warrants may be amended by RTC and the currency warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the currency warrant agreement and the terms of the currency warrants, or in any other manner which RTC may deem necessary or desirable and which will not adversely affect the interests of the beneficial owners (Section 6.01).
RTC and the currency warrant agent also may modify or amend the currency warrant agreement and the terms of the currency warrants with the consent of the owners of not less than a majority in number of the then-outstanding unexercised currency warrants affected, provided that no modification or amendment that increases the strike price in the case of a currency put warrant, decreases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).
Merger, Consolidation, Sale or Other Dispositions
If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of RTC, then the successor or assuming corporation will succeed to and be substituted for RTC, with the same effect as if it had been named in the currency warrant agreement and in the currency warrants as RTC. RTC will then be relieved of any further obligation under the currency warrant agreement or under the currency warrants, and RTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).

Enforceability of Rights by Owners; Governing Law
The currency warrant agent will act solely as an agent of RTC in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder of the currency warrants (Section 5.02). The currency warrant agent will have no duty or responsibility in case of any default by RTC in the performance of its obligations under the currency warrant agreement or currency warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon RTC (Section 5.02). Owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of currency warrants and the applicable currency warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

DESCRIPTION OF STOCK-INDEX WARRANTS

RTC may issue warrants entitling the owners of the warrants to receive, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specified stock index which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks. Stock-index warrants may be issued:
•in the form of stock-index put warrants, entitling their owners to receive from RTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the exercise price exceeds the index value at the time of exercise; and
•in the form of stock-index call warrants, entitling their owners to receive from RTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the index value at the time of exercise exceeds the exercise price.
The “stock-index cash settlement value,” the “exercise price” and the “index value” will be defined in the applicable prospectus supplement. Stock-index warrants may be issued separately or together with debt securities, debt warrants or currency warrants.
The prospectus supplement relating to a particular series of stock-index warrants will set forth the formula by which the stock-index cash settlement value will be determined, including any multipliers, if applicable. In addition, if so specified in the applicable prospectus supplement, following the occurrence of a market disruption event (as defined in that prospectus supplement), the stock-index cash settlement value may be determined on a different basis than upon normal exercise of a stock-index warrant. Unless otherwise indicated in the applicable prospectus supplement, a stock-index warrant will be settled only in cash in U.S. dollars, which is the only permissible method of settlement under exchange rules currently approved by the SEC. Accordingly, a stock-index warrant will not require or entitle an owner to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The owners will not be entitled to any of the rights of the holders of any underlying stock.
We will issue any series of stock-index warrants under a separate stock-index warrant agreement to be entered into between RTC and one or more banks or trust companies, as stock-index warrant agents, all as will be described in the prospectus supplement relating to that series. A form of stock-index warrant agreement, including a form of stock-index warrant certificate, is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of the form of stock-index warrant agreement.
The following description of the stock-index warrant agreements and the stock-index warrant certificates and summaries of some provisions of the stock-index warrants and the stock-index warrant certificates do not describe every aspect of the stock-index warrants and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable stock-index warrant agreements and the stock-index warrant certificates, including definitions of terms used in the stock-index warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the stock-index warrant agreements. We also include references in parentheses to some sections of the stock-index warrant agreements. Whenever we refer to particular sections or defined terms of the stock-index warrant agreements in this prospectus or in any applicable prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the applicable prospectus supplement.
Terms of the Stock-Index Warrants to Be Described in the Prospectus Supplement
The particular terms of each issue of stock-index warrants, the stock-index warrant agreement relating to the stock-index warrants and the stock-index warrant certificate representing the stock-index warrants will be described in the applicable prospectus supplement. This description will include:
•the aggregate amount of the stock-index warrants;
•the initial offering price of the stock-index warrants;

•the stock index for the stock-index warrants, which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by RTC solely in connection with the issuance of the stock-index warrants, and specified information regarding the stock index and the underlying stock or stocks;
•whether the stock-index warrants are puts, calls or otherwise;
•the date on which the right to exercise the stock-index warrants commences and the date on which this right expires;
•the manner in which the stock-index warrants may be exercised;
•the maximum number, if any, of the stock-index warrants that may, subject to RTC’s election, be exercised by all owners (or by any person or entity) on any day;
•any provisions for the automatic exercise of the stock-index warrants other than at expiration;
•the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of the stock-index warrants if the stock index changes or ceases to be made available by its publisher, which determination will be made by an independent expert;
•if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the stock-index warrants;
•any provisions permitting an owner to condition an exercise notice on the absence of specified changes in the index value after the exercise date; and
•any other terms of the stock-index warrants.
Exercise of Stock-Index Warrants
Unless otherwise provided in the applicable prospectus supplement, each stock-index warrant will entitle the owner to the stock-index cash settlement value of the stock-index warrant on the applicable valuation date, in each case as these terms will further be defined in the applicable prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the stock-index warrant expiration date, stock-index warrants will be deemed automatically exercised on the stock-index warrant expiration date (Section 2.03). Procedures for exercise of the stock-index warrants will be described in the applicable prospectus supplement. In addition, if you hold your interest in a stock-index warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the stock-index warrant to determine how these provisions will apply to you. See “Legal Ownership” for a general description of the procedures and rights applicable to indirect holders of stock-index warrants.
Listing
Unless otherwise provided in any applicable prospectus supplement, each issue of stock-index warrants will be listed on a national securities exchange, as specified in that prospectus supplement, subject only to official notice of issuance, as a pre-condition to the sale of any of the stock-index warrants. It may be necessary in certain circumstances for that national securities exchange to obtain the approval of the SEC in connection with any listing of the stock-index warrants. If the stock-index warrants are delisted from, or permanently suspended from trading on, the exchange, and, at or before the delisting or suspension, the stock-index warrants have not been listed on another national securities exchange, stock-index warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The stock-index cash settlement value to be paid if the stock-index warrants are then deemed automatically exercised will be described in the applicable prospectus supplement. RTC will notify holders of stock-index warrants as soon as practicable of the delisting or permanent trading suspension. The applicable stock-index warrant agreement will contain a covenant of RTC not to seek delisting of the stock-index warrants from, or permanent suspension of their trading on the exchange on which they are listed (Section 2.05).
Modifications
The stock-index warrant agreement and the terms of the stock-index warrants may be amended by RTC and the stock-index warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the stock-index warrant agreement and the terms of the stock-index warrants, or in any other manner which RTC may deem necessary or desirable and which will not adversely affect the interests of the owners (Section 6.01).
RTC and the stock-index warrant agent also may modify or amend the stock-index warrant agreement and the terms of the stock-index warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised stock-index warrants affected, provided that no such modification or amendment that increases the exercise price in the case of a stock-index call warrant, decreases the exercise price in the case of a stock-index put warrant, shortens the period of time during which the stock-index warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the stock-index warrants or reduces the number of outstanding stock-index warrants the consent of whose owners is required for modification or amendment of the stock-index warrant agreement or the terms of the stock-index warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).
Merger, Consolidation, Sale or Other Dispositions
If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of RTC, then the successor or assuming corporation will succeed to and be substituted for RTC, with the same effect as if it had been named in the stock-index warrant agreement and in the stock-index warrants as RTC. RTC will then be relieved of any further obligation under the stock-index warrant agreement or under the stock-index warrants, and RTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).
Enforceability of Rights by Owners; Governing Law
The stock-index warrant agent will act solely as an agent of RTC in connection with the issuance and exercise of stock-index warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in stock-index warrants or with the registered holder of the stock-index warrants (Section 5.02). The stock-index warrant agent will have no duty or responsibility in case of any default by RTC in the performance of its obligations under the stock-index warrant agreement or stock-index warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon RTC (Section 5.02). Owners may, without the consent of the stock-index warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their stock-index warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of stock-index warrants and the applicable stock-index warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

DESCRIPTION OF CAPITAL STOCK

RTC’s authorized capital stock consists of 4,000,000,000 shares of common stock, par value $1.00 per share, and 250,000,000 shares of preferred stock, par value $1.00 per share. The following briefly summarizes the material terms of RTC’s common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject, and are qualified in their entirety by reference, to all the provisions of the amended and restated certificate of incorporation and amended and restated bylaws. Our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of these documents.
Common Stock
RTC’s common stock is listed on the New York Stock Exchange under the symbol “RTX.” As of August 31, 2022, there were 1,471,759,987 shares of common stock outstanding, all of which are fully paid and nonassessable.
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. For the purpose of electing directors, holders of common stock do not have cumulative voting rights.
Holders of common stock are entitled to share equally in the dividends, if any, that may be declared by the board of directors out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding preferred stock, if any. Upon any voluntary or involuntary liquidation, dissolution or winding up of RTC, the holders of common stock will be entitled to share ratably in all assets of RTC remaining after we pay:
•all of our debts and other liabilities; and
•any amounts we may owe to the holders of our outstanding preferred stock, if any.
Holders of common stock do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any series of preferred stock that we have designated and issued or that we may designate and issue in the future.
Delaware law and our amended and restated bylaws permit us to issue uncertificated shares of common stock. However, holders of uncertificated shares of our common stock may request certificates representing their ownership of common stock.
Preferred Stock
As noted above, the rights, preferences and privileges of holders of common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that RTC’s board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series, and to fix the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any additional series of preferred stock upon the rights of holders of common stock until the board of directors determines the specific rights of the holders of that series. However, the effects might include, among other things:
•restricting dividends on the common stock;
•diluting the voting power of the common stock;
•impairing the liquidation rights of the common stock; or

•delaying or preventing a change in control of RTC without further action by the stockholders.
As of August 31, 2022, RTC had no shares of preferred stock outstanding.
Charter and Bylaw Provisions
At each annual meeting of stockholders, the entire board of directors is elected for a term of one year. RTC’s amended and restated bylaws provide that the board of directors may, from time to time, designate the number of directors; however, the number may not be less than eight nor more than 19. Vacancies on the board resulting from an increase in the number of directors may generally be filled by a vote of the majority of the directors then in office, even if less than a quorum.
In accordance with Sections 2.15 and 2.16 of the amended and restated bylaws, vacancies on the board may be filled by a majority of RTC’s directors then in office or by the sole remaining director, but any vacancy as a result of removal is to be filled by shareholders at the meeting that led to the removal or any subsequent meeting; provided, that no director elected by a class vote of less than all the outstanding shares of RTC may, so long as the right to such a class vote continues in effect, be removed, except for cause and by the affirmative vote of the holders of record of a majority of the outstanding shares of such class at a meeting called for the purpose, and the vacancy in RTC’s board of directors caused by the removal of any such director may, so long as the right to such class vote continues in effect, be filled by the holders of the outstanding shares of such class at such meeting or at any subsequent meeting.
RTC’s amended and restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law. The amended and restated bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary. The amended and restated bylaws additionally include provisions permitting RTC, subject to the approval of the Chief Executive Officer or the General Counsel and the Chief Financial Officer acting together, to reimburse the expenses of our current and former employees, agents and fiduciaries in advance of the final disposition of any such proceeding.
RTC’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by or at the direction of RTC’s board of directors. Eligible stockholders may include their own director nominees in RTC’s proxy materials under the circumstances set forth in the amended and restated bylaws. Generally, a stockholder or a group of up to 20 stockholders, who has maintained continuous qualifying ownership of at least 3% of RTC’s outstanding common stock for at least three years, may include director nominees constituting up to 20% of the board of directors in the proxy materials for an annual meeting of stockholders if such stockholder or group of stockholders complies with the other requirements set forth in the proxy access provision of the amended and restated bylaws. In addition, special meetings of stockholders may be called by the board of directors, the chairman of the board of directors, the Chief Executive Officer or by the Secretary at the valid written request of shareholders of record who own, or are acting on behalf of one or more beneficial owners who own, at least 15% of RTC’s outstanding common stock entitled to vote generally for the election of directors, and in accordance with the other specific requirements in the special meeting provisions of the bylaws.
RTC’s amended and restated bylaws include an exclusive forum provision. This provision provides that, unless RTC consents in writing to the selection of an alternative forum, the sole and exclusive forum for various types of suits will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Such suits include (1) any derivative action or proceeding brought on behalf of RTC, (2) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of RTC to the company or to RTC’s stockholders, (3) any action asserting a claim against RTC or any director or officer or other employee of RTC arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or RTC’s certificate of incorporation or bylaws (as either may be amended from time to time) or (4) any action asserting a claim against RTC or any director or officer or other employee of RTC governed by the internal affairs doctrine.

The amended and restated certificate of incorporation contains a “fair price” provision, providing that certain business combinations with any interested stockholder or affiliate of an interested stockholder may not be consummated without the affirmative vote of at least 80% of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of RTC entitled to vote generally in the election of directors, voting as a single class. The term “interested stockholder,” as defined in the amended and restated certificate of incorporation, generally means a person who owns at least 10% of the voting power of RTC’s voting stock.
The business combinations to which the fair price provision applies include:
•a merger or consolidation with an interested stockholder;
•the sale or other disposition of assets having a fair market value of $25,000,000 or more to an interested stockholder;
•the issuance or transfer of securities having an aggregate fair market value of $25,000,000 or more by RTC or any subsidiary of RTC to an interested stockholder;
•the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested stockholder; and
•any reclassification of securities, recapitalization or other transaction which increases, directly or indirectly, the proportionate share holdings of an interested stockholder.
The affirmative vote of the holders of a majority of the voting power of voting stock of RTC is required to amend or repeal the fair price provision or adopt any provision inconsistent with it.
Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
Certain of the provisions of RTC’s amended and restated certificate of incorporation and amended and restated bylaws discussed above could discourage the acquisition of control of a substantial block of our stock or a proxy contest. These provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of RTC, even though an attempt to obtain control of RTC might be beneficial to RTC and its stockholders.
Change of Control
Section 203 of the DGCL, under certain circumstances, may make it more difficult for a person who is an “Interested Stockholder,” as defined in Section 203, to effect various business combinations with a corporation for a three-year period. Under Delaware law, a corporation’s certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. However, RTC’s amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from these restrictions, and these restrictions apply to us.

DESCRIPTION OF EQUITY UNITS AND STOCK PURCHASE CONTRACTS

RTC may issue equity units consisting of a stock purchase contract and debt securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase shares of our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the equity units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, shares of our common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the shares of our common stock under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. Treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell shares of our common stock to us. The stock purchase contracts may include, without limitation, contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of our common stock at a future date or dates. The consideration per share of our common stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar and any third parties employed by us, the trustee, any warrant agent, any transfer agent and any registrar, run only to persons who are registered as holders of RTC securities, except as may be specifically provided for in a warrant agreement, warrant certificate or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so.
Street Name and Other Indirect Holders
Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold RTC securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.
If you hold RTC securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:
•how it handles payments and notices with respect to the securities;
•whether it imposes fees or charges;
•how it handles voting, if applicable;
•how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;
•whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and
•how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.
Book-Entry Issuance
Unless otherwise specified in the applicable prospectus supplement, RTC securities will be book-entry securities that are cleared and settled through The Depository Trust Company, or DTC, a securities depositary. If RTC securities are cleared and settled through any other securities depositary, such as Euroclear Bank, S.A./N.V. or Clearstream Banking, société anonyme, RTC will provide additional information in any applicable prospectus supplement. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of

DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.
Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary–a bank, brokerage house or other institution that maintains securities accounts for customers–that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”
The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
We may issue RTC common stock in the form of a global security, but you will nevertheless have the right to receive shares of common stock in certificated form registered in your name. You should consult your bank, broker or other financial institution to find out how to receive certificates in your name which represent your interests in common stock so that you will be a direct holder.
In a few special situations described below, a book-entry security representing RTC securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.
Unless we specify otherwise in any applicable prospectus supplement, the special situations for termination of a global security representing RTC securities are:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;
•We in our sole discretion determine to allow that global security to be exchangeable for definitive securities in registered form; or
•Any event has occurred and is continuing, which after notice or lapse of time, would become an event of default with respect to those securities. (Defaults are discussed earlier under “Description of Debt Securities—Events of Default.”)
Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.
In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.
We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

RTC may sell the securities covered by this prospectus in any of three ways (or in any combination):
•to or through underwriters or dealers;
•directly to a limited number of purchasers or to a single purchaser; or
•through agents.
In addition, this prospectus may be used for the remarketing of certain debt securities or other securities issued pursuant to this prospectus.
RTC may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by RTC or borrowed from RTC or others to settle those sales or to close out any related open borrowings of stock and may use securities received from RTC in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
The accompanying prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•the initial public offering price of the securities and the proceeds to RTC and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (including at market prices prevailing at such time or at prices related to prevailing market prices). If RTC uses underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.
RTC may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions RTC pays to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
RTC may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from RTC at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions RTC pays for solicitation of these contracts.
Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.
Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from RTC and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. RTC may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for RTC in the ordinary course of their businesses.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any accompanying prospectus supplement.

VALIDITY OF THE SECURITIES

The validity of the unsubordinated debt securities, junior subordinated debt securities, debt warrants, currency warrants, stock-index warrants, common stock, stock purchase contracts and equity units have been passed upon for RTC by Wachtell, Lipton, Rosen & Katz, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited financial information of RTC for the three-month periods ended March 31, 2022 and 2021 and six-month periods ended June 30, 2022 and 2021 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 26, 2022 and July 26, 2022, respectively, incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for each report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information regarding us with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
We maintain a website at http://www.rtx.com that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. Our website, and the information contained on that site, or linked to that site, are not incorporated by reference into this prospectus and do not constitute a part of this prospectus.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus (other than, in each case, unless otherwise indicated, documents or information, or portions of documents or information, deemed to have been furnished and not filed in accordance with SEC rules).
●Annual Report on Form 10-K for the year ended December 31, 2021.
●Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022.
●Current Reports on Form 8-K or 8-K/A filed on February 14, 2022, March 16, 2022 and April 26, 2022 (second filing).
●Definitive Proxy Statement on Schedule 14A filed on March 14, 2022 pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Ramsaran Maharajh, Jr.
Executive Vice President and General Counsel
Raytheon Technologies Corporation
1000 Wilson Boulevard
Arlington, Virginia 22209
(781) 522-3000
We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell or seeking offers to buy these debt securities, warrants, common stock, stock purchase contracts and/or equity units in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus we prepare or authorize is accurate as of any date other than the date of the applicable document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by the Registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

SEC registration fee	*
Printing expenses	†
Legal fees and expenses	†
Accounting fees and expenses	†
Fees and expenses of trustee and counsel	†
Rating agency fees	†
Miscellaneous	†
Total	†
*    Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
†    Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that RTC anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.    Indemnification of Directors and Officers.
Section 6.5 of RTC’s amended and restated bylaws requires RTC to indemnify and hold harmless, to the full extent permitted from time to time under the General Corporation Law of the State of Delaware, or DGCL, each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of RTC. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized in accordance with our amended and restated bylaws, RTC has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.
Reference is made to the forms of Underwriting Agreements, Debt Warrant Agreement, Currency Warrant Agreement and Stock-Index Warrant Agreement included as Exhibits 1.1, 4.3, 4.4 and 4.5 hereto for a description of indemnification arrangements for offerings of debt securities, warrants or common stock pursuant thereto. Any other agreement that we enter into with respect to the sale of securities covered by this registration statement may provide for indemnification provisions.
Article TENTH of the amended and restated certificate of incorporation of RTC provides that a director of RTC shall not be personally liable to RTC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to RTC or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL for payment of unlawful dividends or unlawful stock repurchases or redemption, or (4) for any transaction from which the director derived an improper personal benefit.

Item 16.    Exhibits.
EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement for the offering of the debt securities being registered under this Registration Statement (incorporated by reference to Exhibit 1 to RTC’s (formerly known as UTC) Registration Statement on Form S-3, File No. 333-144830, filed with the SEC on July 24, 2007).

4.1	Amended and Restated Indenture, dated as of May 1, 2001, between RTC (formerly known as UTC) and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York (incorporated by reference to Exhibit 4(a) to RTC’s Registration Statement on Form S-3, File No. 333-60276, filed with the SEC on May 4, 2001).

4.2	Form of Notes (incorporated by reference to Exhibit 4(b) to RTC’s (formerly known as UTC) Registration Statement on Form S-3, File No. 33-40163, filed with the SEC on April 25, 1991).

4.3	Form of Debt Warrant Agreement between RTC (formerly known as UTC) and the Debt Warrant Agent, including a form of Debt Warrant Certificate (incorporated by reference to Exhibit 4(c) to RTC’s Registration Statement on Form S-3, File No. 33-40163, filed with the SEC on April 25, 1991).

4.4	Form of Currency Warrant Agreement between RTC (formerly known as UTC) and the Currency Warrant Agent, including a form of Currency Warrant Certificate (incorporated by reference to Exhibit 4(d) to RTC’s Registration Statement on Form S-3, File No. 33-40163, filed with the SEC on April 25, 1991).

4.5	Form of Stock-Index Warrant Agreement between RTC (formerly known as UTC) and the Stock-Index Warrant Agent, including a form of Stock-Index Warrant Certificate (incorporated by reference to Exhibit 4(e) to RTC’s Registration Statement on Form S-3, File No. 33-40163, filed with the SEC on April 25, 1991).

4.6	Amended and Restated Certificate of Incorporation of Raytheon Technologies Corporation as of April 26, 2022 (incorporated by reference to Exhibit 3.1 to RTC’s Current Report on Form 8-K filed with the SEC on April 26, 2022).

4.7	Bylaws of Raytheon Technologies Corporation, as amended and restated effective April 25, 2022 (incorporated by reference to Exhibit 3.2 to RTC’s Current Report on Form 8-K filed with the SEC on April 26, 2022).

4.8	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4(h) to RTC’s (formerly known as UTC) Registration Statement on Form S-3 (File No. 333-167771), filed with the SEC on June 25, 2010).

4.9	Junior Subordinated Indenture, dated as of June 18, 2012, between RTC (formerly known as UTC) and The Bank of New York Mellon Trust Company, N.A. (attached as Exhibit 4(i) to RTC’s Registration Statement on Form S-3 (File No. 333-188957), filed with the SEC on May 30, 2013).

4.10	Form of Junior Subordinated Notes (to be filed as an exhibit to RTC’s Current Report on Form 8-K and incorporated by reference herein).

4.11	Form of Purchase Contract and Pledge Agreement (to be filed as an exhibit to RTC’s Current Report on Form 8-K and incorporated by reference herein).

5.1	Opinion letter of Wachtell, Lipton, Rosen & Katz as to the validity of the unsubordinated debt securities, junior subordinated debt securities, debt warrants, currency warrants, stock-index warrants, common stock, stock purchase contracts and equity units.*

15.1	Awareness Letter of PricewaterhouseCoopers LLP, independent registered public accounting firm of Raytheon Technologies Corporation.*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Raytheon Technologies Corporation.*

23.2	Consent of Wachtell, Lipton, Rosen & Katz (contained in its letter filed as Exhibit 5.1 to this Registration Statement).*

24.1	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. under the Amended and Restated Indenture, dated as of May 1, 2001, between Raytheon Technologies Corporation (formerly known as United Technologies Corporation) and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York, as Trustee.*

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. under the Amended and Restated Indenture, dated as of June 18, 2012, between Raytheon Technologies Corporation (formerly known as United Technologies Corporation) and The Bank of New York Mellon Trust Company, N.A., as Trustee.*

107	Filing Fee Table*

    *    Filed herewith
Item 17.    Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on the 22nd day of September, 2022.

RAYTHEON TECHNOLOGIES CORPORATION

By:	/s/ NEIL G. MITCHILL, JR.
Name: Neil G. Mitchill, Jr.
Title: Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on the 22nd day of September, 2022.

Signature	Title

*	Chairman, President and Chief Executive Officer (principal executive officer)
Gregory J. Hayes

/s/ Neil G. Mitchill, Jr.	Executive Vice President and Chief Financial Officer (principal financial officer)
Neil G. Mitchill, Jr.

/s/ Amy L. Johnson	Corporate Vice President and Controller (Principal Accounting Officer)
Amy L. Johnson

*	Director
Tracy A. Atkinson

*	Director
Bernard A. Harris, Jr.

*	Director
George R. Oliver

*	Director
Robert K. Ortberg

*	Director
Margaret L. O’Sullivan

*	Director
Dinesh C. Paliwal

*	Director
Ellen M. Pawlikowski

*	Director
Denise L. Ramos

*	Director
Fredric G. Reynolds

*	Director
Brian C. Rogers

*	Director
James A. Winnefeld, Jr.

*	Director
Robert O. Work

*    Ramsaran Maharajh, Jr., by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the registrant above whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the SEC.
By: /s/ Ramsaran Maharajh, Jr.
Ramsaran Maharajh, Jr.
Executive Vice President and
General Counsel,
as Attorney-in-Fact